UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Appointment of Chief Medical Officer

On September 15, 2020, Aravive, Inc. (the “Company”) issued a press release announcing the appointment of Reshma Rangwala, M.D., Ph.D, as Chief Medical Officer, effective September 21, 2020.

Dr. Rangwala has more than a decade of experience in oncology and drug development. Previously, she served as Vice President, Medical, at Genmab Inc. where she led the clinical development program for a first-in-class antibody drug conjugate and managed clinical strategy, protocol development, data monitoring, data analysis, study report authoring, and biologic licensing application preparations. Prior to that, Dr. Rangwala served as Executive Clinical Director at Merck & Co, where she was involved in the clinical development of KEYTRUDA in non-small cell lung cancer and gynecologic malignancies. She received her B.S. in Biology from Duke University and her M.D./Ph.D. from the University of Cincinnati College of Medicine. She completed her internal medicine residency at Barnes Jewish Hospital in St. Louis, MO and her medical oncology fellowship at the Hospital of the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2020	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer